FOR IMMEDIATE RELEASE

Contacts:

Artivion, Inc. Lance A. Berry Executive Vice President & Chief Financial Officer Phone: 770-419-3355	Gilmartin Group LLC Brian Johnston / Laine Morgan Phone: 332-895-3222 investors@artivion.com

Artivion Amends Agreements with Endospan

Provides Endospan with $25 million of Additional Debt Funding to Obtain FDA Approval for NEXUS

Upfront Payment Associated with Purchase Option Reduced to $135 million, inclusive of loan off-set, and $100 million earnout minimum eliminated

ATLANTA, GA – (July 1, 2024) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced it has amended its credit facility and option purchase agreements with Endospan Ltd. (“Endospan”), an Israeli-based, privately-held developer of the NEXUS® Stent Graft System (“NEXUS”). In 2019, the Company provided a credit facility to Endospan and entered into an option agreement to purchase Endospan upon U.S. Food and Drug Administration (“FDA”) approval of NEXUS. The amendments announced today result in three major changes to the original credit facility and option purchase agreements:

•Artivion will provide additional loans to Endospan of up to $25 million in three tranches and anticipates funding the loans with free cash flow;
•The upfront payment associated with the purchase option is reduced from $250 million to $175 million, resulting in an upfront acquisition purchase price of $135 million, inclusive of loan off-set; and
•The $100 million minimum payout for the earnout is eliminated.

Endospan has developed NEXUS, the first and only approved branched endovascular system to treat aortic arch disease, including both aortic aneurysms and dissections. While minimally invasive endovascular repair has been the standard of care for Abdominal Aortic Aneurysm (AAA) and Thoracic Aortic Aneurysms (TAA), aortic arch disease patients with aneurysms or dissections who receive treatment have previously had little choice but to undergo open-chest surgery with its associated invasiveness and risks, lengthy hospitalizations, and prolonged recuperation. NEXUS transforms a complex surgical aortic arch repair into a minimally invasive endovascular procedure and stands to address an annual global addressable market opportunity of $600 million according to latest estimates.

“Based on our experience with NEXUS in Europe since 2019, we continue to see a significant global opportunity for the NEXUS technology and expect that it will further solidify our position as a global leader in aortic repair,” said Pat Mackin, Chairman, President, and Chief Executive Officer of Artivion. “We view our revised credit facility and option purchase agreements with Endospan as an investment in the next frontier of aortic arch surgery. Should we exercise our option to acquire Endospan, we believe we will be able to meaningfully expand our total addressable market at that time on terms more favorable than existed prior to these amendments.”

Terms of the Amendments
Under the terms of the amended Endospan credit facility, Artivion will provide up to an additional $25 million in debt financing to Endospan over three tranches, with the first $7 million drawn at close and subsequent tranches subject to progress toward and achievement of the NEXUS PMA. The terms of the loan are nearly identical to the terms of the original $15 million loan, except that under the amended terms both original and new loans will benefit from a first priority lien in Endospan assets, pari passu with other first lien Endospan liabilities.

If Artivion elects to exercise its option to purchase Endospan as contemplated in the Securities Purchase Option Agreement, then the outstanding principal amount and all accrued interest on the original and new loans would be deducted from the acquisition proceeds paid at closing. Under the amended purchase option, Artivion has the right to acquire Endospan at any time up to 90 days after receiving notice of U.S. FDA approval of NEXUS, for an upfront payment of $175 million, less previously extended loans and accrued interest, and an additional payment in the form of an earnout at two years post exercise of two and one half times (2.5x) incremental year two revenue. There is no longer any minimum earnout payment, and the maximum payment is still $200 million. Additionally, Artivion at its sole discretion may use up to $12.5 million of Artivion equity as part of the upfront payment.

The amendments to the credit facility and Securities Purchase Option Agreement have been approved by both companies’ boards of directors and Endospan’s Security Holders. There were no changes to the parties existing Exclusive Distribution Agreement. The purchase obligations of the Securities Purchase Option Agreement will become effective if, and only when, Artivion exercises its purchase option. Any purchase of Endospan by Artivion would be subject to customary closing conditions.

Financial Commentary
The Company does not anticipate the amended agreement with Endospan to have a material impact on its full-year 2024 financial guidance.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.artivion.com.

About Endospan Ltd.
Privately held Endospan, headquartered in Herzlia (Tel Aviv), Israel, is a pioneer in the endovascular repair of Aortic Arch Disease including aneurysms and dissections. Endospan has received CE-Mark to commercialize in Europe the NEXUS Stent Graft System, the first endovascular off-the-shelf system to treat Aortic Arch Disease which affects a greatly underserved group of patients diagnosed with a dilative lesion in, or near, the aortic arch. While minimally invasive endovascular repair has been the standard of care for Abdominal Aortic Aneurysm (AAA), Aortic Arch Disease patients with aneurysms or dissections have not been as fortunate and have had little choice but to undergo open-chest surgery with its invasiveness and risks, lengthy hospitalization periods, and prolonged recuperation. For additional information about Endospan, visit their website, www.endospan.com.

Forward Looking Statements
Statements made in this press release and the accompanying presentation that look forward in time or that express management’s beliefs, expectations, or hope are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include those regarding our estimates for the total addressable annual global market for the NEXUS technology; and our beliefs that we continue to see a significant global opportunity for the NEXUS technology and expect that it will further solidify our position as a global leader in aortic repair; we view our revised credit facility and option purchase agreements with Endospan as an investment in the next frontier of aortic arch surgery; and we believe that should we exercise our option to acquire Endospan, we will be able to meaningfully expand our total addressable market at that time on terms more favorable than existed prior to these amendments. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These risks and uncertainties include but are not limited to the risks that the TRIOMPHE clinical trial may not be completed or may fail, may not reach its endpoints, or may be completed on timeframes different than anticipated; that PMA approval for NEXUS may be not achieved at all or on the time frames anticipated or that there be developments in technology by competitors that reduce the total addressable market for the NEXUS technology. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2023, and our subsequent filings with the SEC. Artivion does not undertake to update its forward-looking statements.